SIXTH AMENDMENT TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY

        THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY (this “Sixth Amendment”) dated as of April 30 2003, by and among RUBY TUESDAY, INC., a Georgia corporation (the “Sponsor”), each of the financial institutions listed on the signature pages hereto (the “Participants”), SUNTRUST BANK, in its capacity as the existing Servicer for the Participants under the Loan Facility Agreement (as hereinafter defined) (in such capacity the “Existing Servicer”) and as Co-Syndication Agent, and BANK OF AMERICA, N.A., in its capacity as the successor Servicer and as administrative agent for the Participants under the Loan Facility Agreement (the “Successor Servicer”).

        W I T N E S S E T H:

        WHEREAS, the Sponsor, the Participants and the Existing Servicer have entered into that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of October 11, 2000, as amended (as amended, supplemented or otherwise modified, the “Loan Facility Agreement”); and

        WHEREAS, the Sponsor, the Participants, the Existing Servicer and the Successor Servicer have agreed to modify the Loan Facility Agreement as set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1.        Amendment to Introductory Paragraph of Loan Facility Agreement. The introductory paragraph of the Loan Facility Agreement is hereby amended in its entirety so that such paragraph now reads as follows:

THIS AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY (the “Agreement”) made as of this 11th day of October, 2000, as amended, by and among RUBY TUESDAY, INC., a Georgia corporation having its principal place of business and chief executive office at 150 W. Church Avenue, Maryville, Tennessee 37801 (“Sponsor”), BANK OF AMERICA, N.A. (“Bank of America”) and each of the other lending institutions listed on the signature pages hereto (Bank of America, such lenders, together with any assignees thereof becoming “Participants” pursuant to the terms of this Agreement, the “Participants”), BANK OF AMERICA, N.A., a banking association, as Servicer and agent for the Participants (in such capacity, the “Servicer”) and SUNTRUST BANK, as Co-Syndication Agent for the Participants (in such capacity, the “Co-Syndication Agent”).

    2.        Amendment to Section 1.1 of the Loan Facility Agreement. Section 1.1 of the Loan Facility Agreement is hereby amended by deleting the definition of “Servicing Agreement” in its entirety and replacing it with the following:

“Servicing Agreement” shall mean that certain Servicing Agreement dated as of April 30, 2003 by and between the Sponsor and Bank of America, N.A., as amended, restated, supplemented or otherwise modified from time to time.

    3.        Amendment to Section 1.2 of the Loan Facility Agreement. Section 1.2 of the Loan Facility Agreement is hereby amended by adding the following proviso to the end thereof:

; provided, that if the Sponsor notifies the Servicer that the Sponsor wishes to amend any covenant herein to eliminate the effect of any change in GAAP on the operation of such covenant, then the Sponsor’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Sponsor and the Required Participants.

    4.        Amendment to Section 12.9 of the Loan Facility Agreement. Section 12.9 of the of the Loan Facility Agreement is hereby amended in its entirety so that it now reads as follows:

12.9 Appointment of Documentation Agent and Co-Syndication Agents. The Participants hereby appoint AmSouth Bank as Documentation Agent and Wachovia Bank, National Association and SunTrust Bank as Co-Syndication Agents. Each Participant agrees that the Documentation Agent and Co-Syndication Agents shall have no duties or obligations under any Operative Documents or Loan Documents to any Participants or to any Loan Party.

    5.        Amendment to Section 13.1 of the Loan Facility Agreement. Section 13.1 of the Loan Facility Agreement is hereby amended by designating the following address of the Servicer:

Bank of America, N.A.
Commercial Agency Management
Laura Schmuck, Agency Officer
231 S. LaSalle St.
Chicago, IL 60697
Phone: 312-828-3935
Fax: 877-206-8427

With a copy to:	Bank of America, N.A.
550 W. Main Avenue
Suite 800
Knoxville, TN 37902
Attention: John M. Hall
Fax: 865-546-2865

    6.        Resignation and Appointment. (a) SunTrust Bank hereby resigns as Servicer, (b) the Sponsor and the Required Participants hereby appoint Bank of America, N.A. as successor Servicer, (c) Bank of America, N.A. hereby accepts such appointment as Servicer, and (d) all references in the Loan Facility Agreement and the Operative Documents (as defined in the Loan Facility Agreement) to “SunTrust Bank” (in its capacity as Servicer) shall refer to “Bank of America, N.A.” and all references in the Loan Facility Agreement to “SunTrust’s” shall refer to “Bank of America’s”.

    7.        Effectiveness. This Sixth Amendment shall become effective as of the date first above written (the “Effective Date”) when this Sixth Amendment shall have been executed and delivered by the Sponsor, the Required Participants, the Existing Servicer and the Successor Servicer.

    8.        Representations and Warranties of Sponsor. Sponsor, without limiting the representations and warranties provided in the Loan Facility Agreement, represents and warrants to the Participants and the Servicer as follows:

    1.        The execution, delivery and performance by Sponsor of this Sixth Amendment are within Sponsor’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regu1ations, any judgment, order or ruling of any court or Governmental Authority (as defined in the Loan Facility Agreement), the articles of incorporation or by-laws of the Sponsor or any indenture, material agreement or other material instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a default under, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

2. This Sixth Amendment constitutes the legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms.

3. No Credit Event has occurred and is continuing as of the Effective Date.

    9.        Survival. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Sponsor under the Loan Facility Agreement, and it shall be a Credit Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Facility Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Sixth Amendment or any investigation by the Participants or the Successor Servicer.

    10.        No Waiver, Etc. The Sponsor hereby agrees that nothing herein shall constitute a waiver by the Participants of any Credit Event, whether known or unknown, which may exist under the Loan Facility Agreement. The Sponsor hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Facility Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Facility Agreement or any portion thereof; or any other matter relating to the Operative Documents (as defined in the Loan Facility Agreement) shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, the Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Participant with regard to any of the obligations due under the terms of the Loan Facility Agreement as of the date of this Sixth Amendment.

    11.        Ratification of Loan Facility Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Facility Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Facility Agreement as amended herein. All future references to the Loan Facility Agreement shall be deemed to refer to the Loan Facility Agreement as amended hereby.

    12.        Binding Nature. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

    13.        Costs, Expenses and Taxes. The Sponsor agrees to pay on demand all reasonable costs and expenses of the Successor Servicer in connection with the preparation, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Successor Servicer with respect thereto and with respect to advising the Successor Servicer as to its rights and responsibilities hereunder and thereunder. In addition, the Successor Servicer shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Successor Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    14.        Governing Law. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

    15.        Entire Understanding. This Sixth Amendment sets forth the entire understanding of the parties with respect to the matters set-forth herein, and shall supersede any prior negotiations or agreements whether written or oral, with respect thereto.

    16.        Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the day and year first above written.

RUBY TUESDAY, INC BY: /s/Marguerite N. Duffy Title: Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., in its capacity as Successor Servicer BY: /s/ Michael Brasher Title:

BANK OF AMERICA, N.A., in its capacity as a Participant BY: /s/John M. Hall Title: Senior Vice President

SUNTRUST BANK, in its capacity as Existing Servicer BY: /s/Marcella H. Howard Title: Director

SUNTRUST BANK, in its capacity as Syndication Agent and as a Participant BY: /s/Charles J. Johnson Title: Managing Director
WACHOVIA BANK, NATIONAL ASSOCIATION BY: /s/William F. Fox Title:

AMSOUTH BANK BY: /s/ Michael Baker Title: Senior Vice President

CONSENT

        This Consent (this “Consent”), dated as of April 30, 2003, is delivered in connection with the Sixth Amendment to Amended and Restated Loan Facility and Guaranty, dated as of the date hereof (“Sixth Amendment”), by and among RUBY TUESDAY, INC. a Georgia corporation (the “Sponsor”), the various financial institutions from time to time parties hereto (the “Participants”), SUNTRUST BANK, in its capacity as the existing Servicer for the Participants (in such capacity the “Existing Servicer”) and in its capacity as Syndication Agent, and Bank of America, N.A. in its capacity as the successor Servicer for the Participants (in such capacity, the “Successor Servicer”). Unless otherwise defined, terms used herein have the meanings provided in the Loan Facility Agreement (as defined in the Sixth Amendment) as amended by the Sixth Amendment (such agreement, as so amended, being the “Amended Loan Facility Agreement”).

        Each of the undersigned, as a party to the Subsidiary Guaranty Agreement, hereby acknowledges and consents to the execution and delivery of the Sixth Amendment, and hereby confirms and agrees that the Subsidiary Guaranty Agreement is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, the Sixth Amendment, all references in the Subsidiary Guaranty Agreement to the “Loan Facility Agreement,“ “thereunder,” “thereof” or words of like import shall mean the Amended Loan Facility Agreement.

        This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

RUBY TUESDAY, LLC BY: /s/ Daniel T. Title: Vice President
RTBD, INC. BY: /s/ Daniel T. Cronk Title: Vice President